Exhibit 99.1

RAIT Financial Trust Announces Second Quarter 2016 Financial Results

PHILADELPHIA, PA — August 5, 2016 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced second quarter 2016 financial results.  All per share results are reported on a diluted basis.

Highlights

-

As part of RAIT’s capital recycling and debt reduction plan, RAIT sold six properties for $49.2 million during the quarter ended June 30, 2016 and eight properties totaling $65.9 million for the six-months ended June 30, 2016.

-

RAIT’s indebtedness, based on principal amount, declined by $247.1 million, comprised of $34.5 million of recourse indebtedness and $212.6 million of non-recourse indebtedness, during the quarter ended June 30, 2016 from March 31, 2016.

-

GAAP Earnings (loss) per share of ($0.08) for the quarter ended June 30, 2016 compared to earnings (loss) per share of $0.22 for the quarter ended June 30, 2015.  GAAP Earnings (loss) per share of ($0.28) for the six months ended June 30, 2016 compared to earnings (loss) per share of $0.14 for the six months ended June 30, 2015.

-

Cash Available for Distribution (“CAD”) per share of $0.12 for the quarter ended June 30, 2016 compared to $0.21 for the quarter ended June 30, 2015.  CAD per share of $0.26 for the six months ended June 30, 2016 compared to $0.39 for the six-months ended June 30, 2015.

-	RAIT originated $23.2 million of loans during the quarter ended June 30, 2016 and $63.7 million of loans for the six-months ended June 30, 2016.

-	RAIT declared a second quarter dividend of $0.09 per common share on June 15, 2016.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “During the quarter we continued to take advantage of strong markets in which to sell RAIT properties as part of our capital recycling and debt reduction plan.  We reduced our unsecured recourse indebtedness by $48.7 million during the quarter which included repurchases of our debt securities at favorable discounts.  We continue originating loans and ramping towards the completion of our sixth floating rate securitization during the second half of 2016.”

Commercial Real Estate (“CRE”) Business

-

RAIT originated $23.2 million of loans during the quarter ended June 30, 2016 consisting of $5.0 million of fixed-rate conduit loans and $18.2 million of floating-rate bridge loans.  RAIT originated $63.7 million of loans during the six months ended June 30, 2016 consisting of $13.8 million of fixed-rate conduit loans and $49.9 million of floating-rate bridge loans.

-	CRE loan repayments were $119.9 million for the quarter ended June 30, 2016 and $175.0 million for the six-months ended June 30, 2016.

CRE Property Portfolio & Property Sales

-

As of June 30, 2016, RAIT’s investments in real estate were $2.2 billion which includes $1.3 billion of multi-family properties owned by Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT).  IRT is externally advised by RAIT and is a consolidated RAIT entity. IRT is a REIT focused on owning multifamily properties. At June 30, 2016, RAIT owned 15.4% of IRT’s outstanding common stock.

-

During the quarter ended June 30, 2016, RAIT sold six properties, consisting of five apartment communities and one parcel of land, for $49.2 million which generated a $5.9 million GAAP gain.   The proceeds from the sales were used to reduce debt. During the quarter ended June 30, 2016, IRT sold two apartment communities for $70.0 million and also used the proceeds to reduce debt.

-

During the quarter ended June 30, 2016, RAIT converted one loan secured by two industrial properties and two office properties, respectively, into ownership of those properties. Those properties had an aggregate carrying value of $18.4 million.

-	RAIT reported a $3.9 million asset impairment for the quarter ended June 30, 2016.

Asset & Property Management

-	Total assets under management of $5.5 billion at June 30, 2016 from $5.9 billion at December 31, 2015.

-	RAIT’s property management companies managed 17,954 apartment units and 19.4 million square feet of office and retail space at June 30, 2016.

-

RAIT generated $3.1 million and $6.0 million in asset and property management fees and incentive fees through its external management of IRT during the quarter and six-months ended June 30, 2016, respectively.

-

RAIT generated $2.4 million and $4.4 million of property management and leasing fees primarily through its retail property manager subsidiary and through services provided by its multi-family property manager subsidiary to unaffiliated properties during the quarter and six-months ended June 30, 2016, respectively.

Dividends

-

On June 15, 2016, RAIT’s Board of Trustees (the “Board”) declared a second quarter 2016 cash dividend on RAIT’s common shares of $0.09 per common share. The dividend was paid on July 29, 2016 to holders of record on July 8, 2016.

-

On May 19, 2016, the Board declared a second quarter 2016 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on June 30, 2016 to holders of record on June 1, 2016.

-

On July 27, 2016, the Board declared a third quarter 2016 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends will be paid on September 30, 2016 to holders of record on September 1, 2016.

2016 Net Income and CAD Guidance

RAIT is updating its prior guidance for full year EPS and CAD per share, with EPS now projected to be in a range of ($0.30) – ($0.23), an increase from the prior guidance range of ($0.59) – ($0.49) and CAD per share is now projected to be in the range of $0.48 – $0.55 per common share, a decrease from the prior guidance range of $0.50 – $0.60 per common share.  The updated guidance is a result of increased real estate sales and higher than projected loan repayments.  A reconciliation of RAIT's projected net income (loss) allocable to common shares to its projected CAD, a non-GAAP financial measure, is included below. The assumptions underlying this estimate are also included below.

2016 Projected Net Income	2016 Projected Net Income and CAD(1)(2)
Net income (loss) available to common shares	$(32,472)	-	$(25,683)
Earnings (loss) per share	$(0.30)	-	$(0.23)

2016 Projected CAD
Net income (loss) available to common shares	$(32,472)	-	$(25,683)
Adjustments:
Depreciation and amortization	89,738	-	89,738
Real estate (gains) losses	(57,881)	-	(57,881)
Other items, including deferred fees, stock compensation, and noncontrolling interest allocation of certain adjustments	44,244	-	44,244
CAD	$43,628	-	$50,417
CAD per share	$0.48	-	$0.55
(1)	See Schedule VI for our definition of CAD.
(2)

Constitutes forward-looking information.  Actual full 2016 CAD could vary significantly from the projections presented.  CAD may fluctuate based upon a variety of factors, including those described in “Forward Looking Statements” below.  Our estimate is based on the following key operating assumptions during 2016:

-	Gross loan originations of $200 million.
-	No CMBS gain on sale profits.
-	Loan repayments totaling $350 million.

Selected Financial Information

See Schedule I to this Release for selected financial information for RAIT.

Non-GAAP Financial Measures and Definitions

RAIT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CAD and net operating income (“NOI”).  A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its FFO and CAD is included as Schedule IV to this release. A reconciliation of RAIT’s same store NOI to its reported same store net income (loss) is included as Schedule VI to this release. See Schedule VI to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Supplemental Information

RAIT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures and other useful information for investors.  The supplemental also contains deconsolidating financial information. The supplemental information is available via the Company's website, www.rait.com, through the "Investor Relations" section.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Friday, August 5, 2016 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 844.775.2541, access code 47299063.  For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Friday, August 12, 2016, by dialing 855.859.2056, access code 47299063.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets.  For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” "may," “plan”, "will," "should," "expect," "intend," "anticipate," "estimate," "believe," “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: overall conditions in commercial real estate and the economy generally; whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; whether we will be able to originate sufficient bridge loans and whether market conditions will permit us to complete our sixth floating rate securitization during the second half of 2016; whether the timing and amount of investments,  repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; changes in the expected yield of our investments;  changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; whether RAIT will be able to originate loans in the amounts assumed; whether RAIT will generate any CMBS gain on sale profits; whether the amount of loan repayments will be at the level assumed; the availability of financing and capital, including through the capital and securitization markets; and those disclosed in RAIT’s filings with the Securities and Exchange Commission.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

Schedule I

RAIT Financial Trust

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

($'s in 000's)	For the Three Months Ended
	June 30, 2016			March 31, 2016		December 31, 2015		September 30, 2015		June 30, 2015
OPERATING DATA:
Lending:
Investments in loans	$1,495,343			$1,612,632		$1,623,583		$1,588,097		$1,506,542
Gross loan production	$23,185			$40,475		$321,837		$237,674		$218,613
CMBS income	$(260)			$171		$1,135		$434		$3,681
CMBS loans sold	$21,377			$-		$85,430		$116,251		$130,401
Average CMBS Gain on Sale (points)	(1.2)		(a)	-		1.3		0.4		2.8

Real estate portfolio: (b)
Gross real estate investments	$2,409,139			$2,487,634		$2,517,645		$2,448,331		$1,783,888
Property income	$67,898			$68,722		$69,464		$55,459		$55,534
Operating expenses	$29,950			$30,706		$31,013		$26,081		$26,630
Net operating income	$37,948			$38,016		$38,451		$29,378		$28,904
NOI margin	55.9%			55.3%		55.4%		53.0%		52.0%

EARNINGS & DIVIDENDS:
Earnings (loss) per share -- diluted	$(0.08)			$(0.20)		$0.02		$(0.07)		$0.22
FFO per share	$(0.08)			$(0.07)		$(0.08)		$(0.05)		$0.15
CAD per share	$0.12			$0.14		$0.19		$0.20		$0.21
Dividends per share	$0.09			$0.09		$0.09		$0.18		$0.18
CAD payout ratio	75.0%			64.3%		47.4%		90.0%		85.7%

CAPITALIZATION AND COVERAGE RATIOS:
Recourse/Non-Recourse Debt:
Recourse	$479,608			$509,466		$484,764		$576,557		$486,326
Non-Recourse (b)	2,501,130			2,733,169		2,843,318		2,593,618		2,150,085
Total Recourse/Non-Recourse debt	2,980,738			3,242,635		3,328,082		3,170,175		2,636,411
Preferred shares (par)	332,187			332,187		332,187		332,187		331,733
Common shares (market capitalization)	288,540			288,474		247,284		450,854		506,493
Noncontrolling interests, at carrying value (b)	348,331			331,328		340,213		346,063		204,034
Total capitalization	$3,949,795			$4,194,624		$4,247,766		$4,299,279		$3,678,671

Total Liabilities/Total Gross Assets	75.7%			77.3%		77.4%		76.7%		77.0%
Total Liabilities + Preferred/Total Gross Assets	83.4%			84.6%		84.5%		84.2%		85.9%

Interest Coverage	1.83	x		1.85	x	1.94	x	1.81	x	2.12	x
Interest + Preferred Coverage	1.46	x		1.49	x	1.55	x	1.42	x	1.63	x

OTHER KEY BENCHMARKS:
Total Assets Under Management (AUM)	$5,491,448			$5,854,824		$5,923,601		$5,820,702		$4,764,259
Total Gross Assets	$4,275,086			$4,551,613		$4,634,035		$4,461,691		$3,744,699
(a)

During the second quarter of 2016, we sold $21.4 million of CMBS loans at a loss on sale. Including the net interest margin we earned on these loans since their origination, we had a net gain of $49, or 0.2 points.

(b)	Includes IRT.

Schedule II

RAIT Financial Trust

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of June 30, 2016	As of December 31, 2015
Assets
Investment in mortgages and loans:
Commercial mortgages, mezzanine loans, and preferred equity interests	$1,495,343	$1,623,583
Allowance for loan losses	(18,237)	(17,097)
Total investment in mortgages and loans, at amortized cost	1,477,106	1,606,486
Investments in real estate, net of accumulated depreciation of $209,096 and $198,326, respectively	2,200,043	2,319,319
Cash and cash equivalents	66,885	125,886
Restricted cash	159,429	213,012
Accrued interest receivable	42,139	47,343
Other assets	68,794	71,207
Intangible assets, net of accumulated amortization of $34,876 and $26,307, respectively	25,668	32,675
Total assets	$4,040,064	$4,415,928
Liabilities and Equity
Indebtedness, net of unamortized discount and deferred financing costs of $50,193 and $61,941, respectively	$3,005,259	$3,328,082
Accrued interest payable	11,102	9,834
Accounts payable and accrued expenses	32,483	39,672
Derivative liabilities	3,972	4,727
Deferred taxes, borrowers’ escrows and other liabilities	182,324	203,477
Total liabilities	3,235,140	3,585,792
Series D preferred stock	88,861	85,395
Equity:
Shareholders’ equity:
7.75% Series A Preferred shares	53	53
8.375% Series B Preferred shares	23	23
8.875% Series C Preferred shares	17	17
Common shares, $0.03 par value per share	2,766	2,748
Additional paid in capital	2,088,781	2,087,137
Accumulated other comprehensive income (loss)	(972)	(4,699)
Retained earnings (deficit)	(1,722,936)	(1,680,751)
Total shareholders’ equity	367,732	404,528
Noncontrolling interests	348,331	340,213
Total equity	716,063	744,741
Total liabilities and equity	$4,040,064	$4,415,928

Schedule III

RAIT Financial Trust

Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Net interest margin
Investment interest income	$23,519	$24,107	$49,321	$47,355
Investment interest expense	(9,125)	(7,582)	(18,445)	(14,496)
Net interest margin	14,394	16,525	30,876	32,859
Property income	67,898	55,534	136,620	108,808
Fee and other income	2,775	7,629	5,627	13,223
Total revenue	85,067	79,688	173,123	154,890

Expenses:
Interest expense	22,890	19,673	48,472	39,356
Real estate operating expenses	29,950	26,630	60,656	51,907
Compensation expenses	7,922	6,568	14,997	12,676
General and administrative expenses	5,585	5,065	10,648	10,465
Acquisition and integration expenses	229	985	498	1,942
Provision for loan losses	1,344	2,000	2,669	4,000
Depreciation and amortization expense	22,806	17,007	47,082	36,031
Total expenses	90,726	77,928	185,022	156,377
Operating Income	(5,659)	1,760	(11,899)	(1,487)
Other income (expense)	39	(241)	100	(636)
Gains (loss) on assets	35,623	17,281	37,881	17,281
Asset impairment	(3,864)	—	(7,786)	—
Gains (losses) on IRT merger with TSRE	-	—	91	—
Gain (loss) on debt extinguishment	102	—	446	—
Change in fair value of financial instruments	(1,592)	8,356	(5,680)	12,846
Income (loss) before taxes	24,649	27,156	13,153	28,004
Income tax benefit (provision)	1,756	(715)	2,749	(1,297)
Net income (loss)	26,405	26,441	15,902	26,707
Income allocated to preferred shares	(8,615)	(8,221)	(17,135)	(16,080)
(Income) loss allocated to noncontrolling interests	(25,370)	736	(24,191)	1,232
Net income (loss) available to common shares	$(7,580)	$18,956	$(25,424)	$11,859
EPS - BASIC	$(0.08)	$0.23	$(0.28)	$0.14
EPS - DILUTED	$(0.08)	$0.22	$(0.28)	$0.14
Weighted-average shares outstanding - Basic	91,190,583	82,150,475	91,104,314	82,115,941
Weighted-average shares outstanding - Diluted	91,190,583	89,268,462	91,104,314	84,134,040

Schedule IV

RAIT Financial Trust

Reconciliation of Net income (loss) Allocable to Common Shares and

Cash Available for Distribution and Funds From Operations (“FFO”)

(Dollars in thousands, except share and per share amounts)

(unaudited)

Three Months Ended June 30,		Six Months Ended June 30,
2016	2015	2016	2015

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$(7,580)	$18,956	$(25,424)	$11,859
Add-Back (Deduct):
Depreciation and amortization expense	22,806	17,007	47,082	36,031
Change in fair value of financial instruments	1,592	(8,356)	5,680	(12,846)
(Gains) losses on assets	(35,623)	(17,281)	(37,881)	(17,281)
(Gains) losses on IRT merger with TSRE	—	—	(91)	—
(Gains) losses on debt extinguishment	(102)	—	(446)	—
Straight-line rental adjustments	(142)	23	(560)	25
Equity based compensation	1,334	1,046	2,607	2,394
Acquisition and integration expenses	229	985	498	1,942
Origination fees and other deferred items	4,927	7,268	11,641	14,694
Provision for losses	1,344	2,000	2,669	4,000
Asset impairment	3,864	—	7,786	—
Noncontrolling interest effect of certain adjustments	17,888	(4,421)	9,855	(9,134)
CAD	$10,537	$17,227	$23,416	$31,684
CAD per share	$0.12	$0.21	$0.26	$0.39
Weighted-average shares outstanding	91,190,583	82,150,475	91,104,314	82,115,941

FUNDS FROM OPERATIONS (FFO):
Net Income (loss) available to common shares	$(7,580)	$18,956	$(25,424)	$11,859
Add-Back (Deduct):
Depreciation	10,660	10,248	22,034	21,453
(Gains) Losses on the sale of real estate	(10,820)	(17,281)	(11,003)	(17,281)
FFO	$(7,740)	$11,923	$(14,393)	$16,031
FFO per share--basic	$(0.08)	$0.15	$(0.16)	$0.20
Weighted-average shares outstanding	91,190,583	82,150,475	91,104,314	82,115,941

Schedule V

RAIT Financial Trust

Reconciliation of NOI to Net income (loss)

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Same store property net operating income	$23,382	$22,160	$45,985	$43,833
Non same store property net operating income	14,566	6,744	29,979	13,068
Net interest margin	14,394	16,525	30,876	32,859
Fee and other income	2,775	7,629	5,627	13,223
Interest expense	(22,890)	(19,673)	(48,472)	(39,356)
Compensation expenses	(7,922)	(6,568)	(14,997)	(12,676)
General and administrative expenses	(5,585)	(5,065)	(10,648)	(10,465)
Acquisition and integration expenses	(229)	(985)	(498)	(1,942)
Provision for loan losses	(1,344)	(2,000)	(2,669)	(4,000)
Depreciation and amortization expense	(22,806)	(17,007)	(47,082)	(36,031)
Other income (expense)	39	(241)	100	(636)
Gains (loss) on assets	35,623	17,281	37,881	17,281
Asset impairment	(3,864)	-	(7,786)	-
Gains (losses) on IRT merger with TSRE	-	-	91	-
Gain (loss) on debt extinguishment	102	-	446	-
Change in fair value of financial instruments	(1,592)	8,356	(5,680)	12,846
Income tax benefit (provision)	1,756	(715)	2,749	(1,297)
Net Income (loss)	$26,405	$26,441	$15,902	$26,707

Schedule VI

RAIT Financial Trust

Definitions

Assets Under Management

Assets under management, or AUM, is an operating measure representing the total assets that we own or are managing for third parties. While not all AUM generates fee income, it is an important operating measure to gauge our asset growth, volume of originations, size and scale of our operations and our performance. AUM includes our total investment portfolio, assets associated with unconsolidated securitizations for which we derive asset management fees and real estate properties we manage on behalf of third parties.

Cash Available for Distribution

Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash distributions. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, provision for loan losses and non-cash interest income and expense items). In addition, the compensation committee of our board of trustees used CAD as a metric in establishing quantitative performance based awards for certain of our executive officers beginning in 2015.  Furthermore, in measuring our performance in periods prior to 2015, CAD removes the effect of our previous consolidation of the legacy securitizations, T8 and T9, which we deconsolidated as part of our exit of the Taberna business in December 2014.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments; realized gains (losses) on assets; provision for loan losses; asset impairments; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties; and one-time events pursuant to changes in U.S. GAAP and certain other non-routine items. In the quarter ended March 31, 2016, we changed our method of calculating CAD to exclude the impact of real property sales from CAD.  We made this change in response to investor feedback to focus CAD on our core business activities. In addition, we provide guidance regarding our expected CAD in future periods and this change removes variability resulting from the ultimate timing of future property sales.

CAD should not be considered as an alternative to net income (loss) or cash generated from operating activities, determined in accordance with U.S. GAAP, as an indicator of operating performance. For example, CAD does not adjust for the accrual of income and expenses that may not be received or paid in cash during the associated periods. Please refer to our consolidated financial statements prepared in accordance with U.S. GAAP in Part I, Item 1. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Funds from Operations

We believe that funds from operations, or FFO, which is a non-GAAP measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Gross Real Estate Investments

Gross real estate investments equal investments in real estate, net plus accumulated depreciation as it appears on the consolidated balance sheet. The following table provides a reconciliation of investments in real estate, net to total gross real estate investments.

	As of
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Investments in real estate, net	$2,200,043	$2,278,213	$2,319,319	$2,259,750	$1,605,316
Plus: Accumulated Depreciation	209,096	209,421	198,326	188,581	178,572
Gross real estate investments	$2,409,139	$2,487,634	$2,517,645	$2,448,331	$1,783,888

Net Operating Income

Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of the operating performance of its real estate portfolio. NOI is defined as total property revenue less total property operating expenses, excluding depreciation and amortization and interest expense. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our real estate portfolio performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental rates and property operating expenses.

Same Store Properties and Same Store Portfolio

RAIT reviews its same store properties or portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that have been sold are excluded from the same store portfolio.  Properties included in the redevelopment portfolio are not part of the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation as these captions are reported on the consolidated balance sheet.  The following table provides a reconciliation of total assets to total gross assets.

	As of
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Total Assets	$4,040,064	$4,317,770	$4,415,928	$4,256,830	$3,550,459
Plus: Accumulated Depreciation	209,096	209,421	198,326	188,581	178,572
Plus: Accumulated Amortization (a)	25,926	24,422	19,781	16,280	15,668
Total Gross Assets	$4,275,086	$4,551,613	$4,634,035	$4,461,691	$3,744,699

(a)	Represents accumulated amortization on real estate-related intangible assets and liabilities.